Exhibit 99.1
Contacts:

Foundry Networks	Foundry Networks	FD
Chief Financial Officer	Treasurer	Investor Relations
Dan Fairfax	Michael Iburg	Brendan Lahiff
408.207.1700	408.207.1305	415.293.4425
dfairfax@foundrynet.com	miburg@foundrynet.com	brendan.lahiff@fd.com
FOUNDRY NETWORKS REPORTS SECOND QUARTER
2008 RESULTS
~ Company Delivers 12% Year Over Year Revenue Growth ~
     Santa Clara, CA – July 21, 2008 — Foundry Networks™, Inc. (Nasdaq: FDRY), a performance and total solutions leader for end-to-end switching and routing, today announced financial results for its second quarter ended June 30, 2008.
     Foundry’s revenue for the second quarter of 2008 was $160.7 million, compared to $143.2 million in the second quarter of 2007, and compared to $150.1 million in the first quarter of 2008, an increase of 12% and 7% respectively. Net income was $18.3 million or $0.12 per diluted share, compared to net income of $15.6 million, or $0.10 per diluted share in the second quarter of 2007, and net income of $13.9 million, or $0.09 per diluted share in the first quarter of 2008.
     Revenue for the first six months of 2008 was $310.7 million, compared to $279.1 million for the first six months of 2007, an increase of 11%. Net income for the first six months of 2008 was $32.2 million, or $0.21 per diluted share, compared to net income of $24.7 million, or $0.16 per diluted share, for the same period in 2007.
     Included in Foundry’s results for the second quarter of 2008 was $11.2 million of non-cash stock-based compensation expense. Excluding these expenses and the related tax effect, non-GAAP net income in the second quarter of 2008 was $25.3 million and non-GAAP net income per diluted share was $0.17 per share. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.
     In the second quarter of 2008, North American non-Federal commercial revenue represented 58.2% of total revenue; a record for the segment, primarily due to increased revenue from service provider customers. Sales to Europe, the Middle East and Africa (EMEA) represented 14.8% of total revenue and were essentially flat in absolute dollars from the first quarter of 2008. Sales to Japan represented 3.1% of total revenue while the rest of Asia represented 6.6%. Sales to the U.S. Federal Government represented approximately 17.3% of total sales.
     The Company’s cash and investments balance was $950.1 million in the second quarter of 2008. During the quarter, the Company spent $15.7 million repurchasing 1.2 million shares of Foundry common stock at an average price of $12.84 per share. To date, the Company has spent $158.7 million to repurchase 10.0 million shares of Foundry common stock at an average price of $15.82 per share.
   Quarterly Highlights
•	Revenue breakdown: US Commercial = 58.2%, Federal = 17.3%, EMEA = 14.8%, Japan = 3.1%, Rest of Asia = 6.6%

•	Technology breakdown: Layer 2/3 Switching = 50.7%, Internet & Metro Routers = 24.8%, Layer 4-7 = 8.6%, Support = 15.9%

•	Chassis revenue = 71.7%, stackable revenue = 28.3%

•	Enterprise revenue = 73.0%, service provider = 27.0%

•	Total headcount as of June 30, 2008 = 1,068

•	DSO = 63 days

•	Book-to-bill was greater than one

•	Gross margin improvement driven primarily by stable pricing and cost reduction

About Non-GAAP Financial Measures
Foundry uses non-GAAP net income and non-GAAP net income per share for internal planning purposes, to assess the results of its business on an ongoing basis, to determine management compensation, and for the convenience of analysts and investors. These measures are not in accordance with, or an alternative to, similarly-named measures under GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Foundry believes these measures provide useful information to its management, board of directors and investors regarding Foundry’s performance when used in conjunction with GAAP information. Foundry believes it is useful to investors to receive information about how items in the statement of operations are affected by stock-based compensation, litigation settlement charges, the expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements and the related income tax effect. Stock-based compensation expense consists of expenses recorded under SFAS 123(R), “Share-Based Payment,” in connection with awards granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense. The Company also excludes legal, accounting and one-time employee compensation costs related to the stock option investigation and restatement of the Company’s consolidated financial statements in addition to litigation settlement charges because these payments do not reflect the Company’s ongoing business and the exclusion of these payments improves the ability of investors to compare its period-over-period operating results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.
About Foundry Networks
     Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions, including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, metro and core routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises, including e-commerce sites, universities, entertainment, health and wellness, government, financial and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynet.com.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenue:
Product	$134,843	$120,784	$260,705	$236,002
Service	25,836	22,456	50,029	43,051

Total net revenue	160,679	143,240	310,734	279,053

Cost of revenue:
Product	51,591	51,695	100,006	102,832
Service	7,596	5,444	15,779	10,910

Total cost of revenue	59,187	57,139	115,785	113,742

Gross margin	101,492	86,101	194,949	165,311

Operating expenses:
Research and development	21,925	17,853	43,653	39,103
Sales and marketing	46,391	38,470	93,527	78,560
General and administrative	10,205	11,771	22,044	22,704
Other charges, net	—	3,067	—	5,600

Total operating expenses	78,521	71,161	159,224	145,967

Income from operations	22,971	14,940	35,725	19,344
Interest and other income, net	6,428	10,514	15,728	20,897

Income before provision for income taxes	29,399	25,454	51,453	40,241
Provision for income taxes	11,073	9,822	19,221	15,518

Net income	$18,326	$15,632	$32,232	$24,723

Basic net income per share	$0.13	$0.11	$0.22	$0.17

Weighted average shares used in computing basic net income per share	145,092	147,285	146,163	147,194

Diluted net income per share	$0.12	$0.10	$0.21	$0.16

Weighted average shares used in computing diluted net income per share	149,059	154,034	150,219	153,668

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$950,119	$965,668
Accounts receivable, net	112,362	124,234
Inventories	49,531	42,384
Prepaid expenses and other current assets	14,294	12,439
Deferred tax assets	85,112	79,214
Property and equipment, net	7,616	9,658
Other long-term assets	5,697	5,234

Total assets	$1,224,731	$1,238,831

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$21,627	$23,892
Accrued payroll and related expenses	40,753	50,806
Other accrued expenses	12,441	12,382
Income taxes payable	12,833	11,860
Deferred product and support revenue	90,368	80,767
Other long-term liabilities	460	475

Total liabilities	178,482	180,182

Stockholders’ equity	1,046,249	1,058,649

Total liabilities and shareholders’ equity	$1,224,731	$1,238,831

(1)	Includes $101.3 million of long-term marketable securities at June 30, 2008 and $58.1 million at December 31, 2007.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2007.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,232	$24,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,129	5,649
Stock-based compensation expense	25,159	19,515
Provision for doubtful accounts	89	(230)
Provision for sales returns	(729)	(888)
Inventory provisions	4,274	3,035
Benefit for deferred income taxes	(5,898)	(5,500)
Excess tax benefits from stock-based compensation	(555)	(934)
Changes in operating assets and liabilities:
Accounts receivable	12,513	(12,718)
Inventories	(11,411)	(10,665)
Prepaid expenses and other assets	(3,860)	(6,290)
Accounts payable	(2,263)	1,414
Accrued payroll and related expenses	(10,053)	108
Income taxes payable	564	6,641
Other accrued expenses	43	287
Deferred product and support revenue	9,600	9,069

Net cash provided by operating activities	54,834	33,216

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	(64,495)	(72,629)
Purchases of property and equipment, net	(1,625)	(4,093)

Net cash provided by (used in) investing activities	(66,120)	(76,722)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock under stock plans, net of repurchases	12,459	4,486
Repurchase and retirement of common stock	(75,580)	—
Excess tax benefits from stock-based compensation	555	934

Net cash provided by (used in) used in financing activities	(62,566)	5,420

Decrease in cash and cash equivalents	(73,852)	(38,086)
Effect of exchange rate changes on cash	(169)	(121)
Cash and cash equivalents, beginning of period	331,961	258,137

Cash and cash equivalents, end of period	$257,940	$219,930

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$27,131	$18,229

FOUNDRY NETWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EPS
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income excluding certain charges and benefits (Non-GAAP)	$25,271	$23,809	$48,287	$44,975
Stock-based compensation expense (1)	(11,158)	(9,893)	(25,159)	(19,515)
Stock option investigation and related compensation costs (2)	—	(3,067)	—	(13,186)
Income tax effect	4,213	4,783	9,104	12,449

Net income	$18,326	$15,632	$32,232	$24,723

Diluted net income per share excluding certain charges and benefits (Non-GAAP)	$0.17	$0.15	$0.32	$0.29
Stock-based compensation expense (1)	(0.08)	(0.06)	(0.17)	(0.13)
Stock option investigation and related compensation costs (2)	—	(0.02)	—	(0.08)
Income tax effect	0.03	0.03	0.06	0.08

Diluted net income per share	$0.12	$0.10	$0.21	$0.16

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of product revenue	$430	$319	$905	$634
Cost of service revenue	752	414	1,722	863
Research and development	3,837	3,440	8,717	6,778
Sales and marketing	4,494	3,902	9,972	7,597
General and administrative	1,645	1,818	3,843	3,643

Total	$11,158	$9,893	$25,159	$19,515

(2)	Reflects expenses related to the independent review of our stock option practices, which began in June 2006, and related legal, accounting, and compensation costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of product revenue	$—	$—	$—	$250
Cost of service revenue	—	—	—	228
Research and development	—	—	—	3,305
Sales and marketing	—	—	—	3,128
General and administrative	—	—	—	675
Other charges, net	—	3,067	—	5,600

Total	$—	$3,067	$—	$13,186